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                                                                       Exhibit 4



                           Specimen Stock Certificate

Crescent Financial Corporation

Incorporated under the laws of the state of North Carolina.

This Certifies that ____________ is the owner of ____________ fully paid and nonassessable shares of the common stock of the par value of $1.00 each of Crescent Financial Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


--------------------                   --------------------
Corporate Secretary                    President and Chief Executive Officer

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Crescent Financial Corporation

The Corporation is authorized to issued preferred stock with such designations, relative rights, preferences and limitations as may be determined by the Board of Directors. The preferred stock may be issued in one or more series. Upon written request of any shareholder, the Corporation will forward, without charge, the information regarding the preferred stock.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common
TEN ENT - as tenants in the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UGMA/UTMA -- ________ Custodian _________
              (Cust)             (Minor)
under the Uniform Gifts/Transfers to Minors Act ___________
                                                  (State)

For Value Received, _______ hereby sell, assign and transfer unto ___________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and

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appoint ___________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________

Signature(s) Guaranteed: _________________